UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

CIRCOR INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington, MA 01803-4238
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 270-1200

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 Par Value Per Share	CIR	New York Stock Exchange

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 24, 2023, CIRCOR International, Inc., a Delaware corporation (“CIRCOR” or the “Company”), held a virtual special meeting of stockholders (the “Special Meeting”) to consider and vote on the proposals set forth in the definitive proxy statement of the Company prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 17, 2023.

As of the close of business on July 10, 2023, the record date for the stockholders entitled to vote at the Special Meeting, there were a total of 20,391,768 shares of Common Stock of the Company, par value $0.01 per share (“Company Common Stock”) outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 16,927,569 shares of Company Common Stock, representing approximately 83% of the total shares of Company Common Stock issued and outstanding and entitled to vote, were present or represented by proxy, constituting a quorum to conduct business.

Proposal 1: Proposal to adopt the Agreement and Plan of Merger, dated June 5, 2023 (as amended on June 26, 2023 by Amendment No. 1 to Agreement and Plan of Merger, as further amended on June 29, 2023 by Amendment No. 2 to Agreement and Plan of Merger, and as may be further amended, modified or supplemented from time to time, the “Merger Agreement”), by and among CIRCOR, Cube BidCo, Inc., a Delaware corporation (“Parent”), and Cube Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.

Set forth below are the voting results for the proposal to approve the adoption of the Merger Agreement, which was adopted by the Company’s stockholders:

Votes Cast For	Votes Cast Against	Abstentions
16,901,512	4,855	21,202

Proposal 2: Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to CIRCOR’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

Set forth below are the voting results for the Compensation Proposal, which was approved by the Company’s stockholders on a non-binding, advisory basis:

Votes Cast For	Votes Cast Against	Abstentions
16,251,459	536,162	139,948

Proposal 3: Proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Set forth below are the voting results for the Adjournment Proposal, which was approved by the Company’s stockholders:

Votes Cast For	Votes Cast Against	Abstentions
15,801,669	1,099,164	26,736

Adjournment of the Special Meeting was deemed not necessary because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2023

CIRCOR International, Inc.

	By:	/s/ Jessica Wenzell
Name: Jessica Wenzell
Title: General Counsel & Chief People Officer